FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 2004

                                                     REGISTRATION NO. 333-116317

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   FORM S-3/A
                        (PRE-EFFECTIVE AMENDMENT NO. 2)
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         DOCUMENT SECURITY SYSTEMS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          NEW YORK                   424100                    16-1229730
STATE OR OTHER JURISDICTION  (PRIMARY STANDARD INDUSTRIAL   (I.R.S. EMPLOYER
     OF INCORPORATION)        CLASSIFICATION CODE NUMBER) IDENTIFICATION NUMBER)

                         36 West Main Street, Suite 710
                            Rochester, New York 14614

                                 (585) 232-1500
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                                  PATRICK WHITE
                             CHIEF EXECUTIVE OFFICER
                     DOCUMENT SECURITY SYSTEMS, INCORPORATED
                               36 WEST MAIN STREET
                            ROCHESTER, NEW YORK 14614
                                 (585) 232-1500
           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
                             BRIAN C. DAUGHNEY, ESQ.
                             GOLDSTEIN & DIGIOIA LLP
                            45 BROADWAY - 11TH FLOOR
                            NEW YORK, NEW YORK 10006
                              PHONE: (212) 599-3322
                               FAX: (212) 557-0295

             APPROXIMATE DATE OF COMMENCEMENT OF SALE TO THE PUBLIC:
 as soon as practicable after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check here. |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box. |X|


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



If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |X|

                         CALCULATION OF REGISTRATION FEE

                                                                  PROPOSED
                                                                   MAXIMUM         PROPOSED
                                                                  OFFERING          MAXIMUM
          TITLE OF EACH CLASS OF              AMOUNT TO BE        PRICE PER        AGGREGATE           AMOUNT OF
        SECURITIES TO BE REGISTERED            REGISTERED           SHARE       OFFERING PRICE      REGISTRATION FEE

   Shares of common stock $.02 par value        1,565,000           $8.27       $12,942,550 (1)        $1,634.00
   Shares of common stock $.02 par value
      underlying warrants with $5.00
              exercise price                     362,500            $5.00        $1,812,500 (2)          $230.00
   Shares of common stock $.02 par value
      underlying warrants with $4.80
              exercise price                     362,500            $4.80        $1,740,000 (3)          $220.00
   Shares of common stock $.02 par value
      underlying warrants with $2.00
              exercise price                     100,000            $2.00         $200,000 (4)            $25.00
   Shares of common stock $.02 par value
      underlying warrants with $4.40
              exercise price                     10,000             $4.40         $44,000 (5)              $6.00
   Shares of common stock $.02 par value
      underlying warrants with $3.00
              exercise price                     100,000            $3.00         $300,000 (6)            $38.00
   Shares of common stock $.02 par value
      underlying warrants with $2.50
              exercise price                     500,000            $2.50        $ 1,250,000(7)          $160.00
                                               3,000,000 (8)                     $18,289,050           $2,318.00
                 Totals(8)


(1) Calculated pursuant to Rule 457(c), based upon the average of the high ($8.28) and low (8.25) price of our common stock on the American Stock Exchange on July 20, 2004 ($8.27 per share). The entire fee has previously been paid.

(2) Calculated based upon the exercise price of the warrants at $5.00 per share.

(3) Calculated based upon the exercise price of the warrants at $4.80 per share.

(4) Calculated based upon the exercise price of the warrants at $2.00 per share.

(5) Calculated based upon the exercise price of the warrants at $4.40 per share.


(6) Calculated based upon the exercise price of the warrants at $3.00 per share.

(7) Calculated based upon the exercise price of the warrants at $2.50 per share

(8) This Registration Statement shall also cover an indeterminate number of shares of common stock pursuant to Rule 416, which may become issuable by reason of any stock dividend, stock split or other similar transaction, which may result in an increase in the number of the outstanding shares of common stock of Document Security Systems.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.




                                       iii

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT AS FILED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION IS DECLARED EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THE SECURITIES IN ANY STATE OR OTHER JURSIDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

                   Subject to completion, dated August 6, 2004
PROSPECTUS

                         DOCUMENT SECURITY SYSTEMS, INC.
                                3,000,000 SHARES
                                 OF COMMON STOCK

         This is a public offering of 3,000,000 shares of our common stock by certain of our shareholders. The selling shareholders own 1,565,000 shares of our common stock and warrants to purchase an additional 1,435,000 shares of common stock. We are not offering any shares for sale and we will not receive any of the proceeds from the sale of these shares. The shares will be sold, if at all, at prevailing market prices for our common stock or at prices negotiated by the selling shareholders.

         Of the shares which may be offered for resale, 1,435,000 shares will be issued to the selling shareholders only if they exercise warrants for the purchase of shares of our common stock. The warrants have exercise prices ranging from $2.00 to $5.00 per share. If the selling shareholders exercise their warrants, we will receive proceeds in the amount of the exercise price of the warrant being exercised or up to $5,346,500 if all warrants are exercised. See "Selling Shareholders" on page 15.

         Until April 21, 2004, our common stock was quoted on the Over the Counter Bulletin Board under the symbol DCSS OB. On April 22, 2004, our Common Stock commenced trading on the American Stock Exchange under the symbol DMC. On August 3, 2004, the closing price of our common stock was $8.20 per share.

         Investing in our common stock involves Risks. See "Risk Factors" on pages 7 to 12. You should rely only on the information contained in this Prospectus. We have not authorized anyone to provide you with any different information.

         NEITHER THE SECURITIES EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION NOR ANY FOREIGN SECURITIES AUTHORITY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                       This Prospectus is dated [ ], 2004

                                Table of Contents

Prospectus Summary                                                           3

Risk Factors                                                                 7

Forward-Looking Statements                                                   13

Use of Proceeds                                                              14

Selling Shareholders                                                         15

Plan of Distribution                                                         19

Where You Can Find More Information                                          22

Indemnification of Officers and Directors                                    23

Legal Matters                                                                23

Experts                                                                      23

Transfer Agent and Warrant Agent                                             23




         Document Security Systems has not authorized anyone to give any information or make any representation about the offering that differs from, or adds to, the information in this Prospectus or the documents that are publicly filed with the SEC. Therefore, if anyone does give you different or additional information, you should not rely on it. The delivery of this Prospectus does not mean that there have not been any changes in Document Security Systems' condition since the date of this Prospectus. If you are in a jurisdiction where it is unlawful to offer to purchase or exercise the securities offered by this Prospectus, or if you are a person to whom it is unlawful to direct such activities, then the offer presented by this Prospectus does not extend to you. This Prospectus speaks only as of its date except where it indicates that another date applies. Documents that are incorporated by reference in this Prospectus speak only as of their date, except where they specify that other dates apply. The information in this Prospectus may not be complete and may be changed. The selling shareholders may not sell any securities until the registration statement filed with the SEC is effective. This Prospectus is not an offer to purchase or exercise these securities and it is not soliciting an offer to purchase or exercise these securities in any state or other jurisdiction where the purchase or exercise is not permitted.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS ONLY SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. IT DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU BEFORE INVESTING IN OUR COMMON STOCK. TO UNDERSTAND THIS OFFERING FULLY, YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, INCLUDING THE RISK FACTORS AND FINANCIAL STATEMENTS INCLUDED OR INCORPORATED BY REFERENCE HEREIN.

Business of the Company

         Document Security Systems, Inc. develops, licenses and sells anti-counterfeiting technology and products. We are a reporting company under the Securities and Exchange Act of 1934 and our Common Stock trades on the American Stock Exchange under the symbol "DMC". Prior to April 22, 2004, our Common Stock traded on the over the Counter Bulletin Board under the symbol DCSS. Until the third calendar quarter of 2002, as New Sky Communications, Inc. (trading symbol: NSCI) the Company developed and produced theatrical motion pictures and home video cassettes. The Company was originally organized in 1984 in New York State under the original name Thoroughbreds U.S.A., Incorporated.

         We operate through three wholly-owned subsidiaries, Thomas A. Wicker Enterprises, Inc., Lester Levin Inc. and Document Security Consultants Corp, and one 51% owned subsidiary, Imperial Encryptions, Inc., all of which were acquired in the third and fourth quarters of calendar year 2002. We entered into the anti-counterfeiting and document security businesses as a result of these acquisitions. To date we have generated minimal revenue through several sources which are:

         o  Royalties and Licensing fees
         o  Printing and Copying Sales
         o  Legal Supply Sales
         o  Safety Paper Sales

         We consider our company to be a technology leader in counterfeit document prevention, including government issued documents, currency, private corporate records and securities and our business plan will be aimed at exploiting our technologies and trade secrets. We currently have non- exclusive ownership interests in three U.S. patents, a European Patent Office patent that covers 13 European countries and one Canadian patent for document anti-counterfeit and anti-fraud technology. The technology applies to both analog and digital copiers and scanners. We have rights to eight anti-counterfeiting technologies that prevent counterfeiting of original documents through copiers, scanners, and computers. The eight anti-counterfeiting technologies are:

         o  the Block-out technology;
         o  the Laser Moire' technology;
         o  the Prism technology;
         o  the Concentric Fine Line Printing technology;
         o  the Scan-Cop technology;
         o  the Safety Paper technology;
         o  the Digital Pantograph technology; and
         o  the Software Verification System technology.

         As the partial owner of the patents and related technology, we cannot be assured that others may not develop the technology and exploit it in direct competition with us. Management believes, however, that our research and development efforts have resulted in trade secrets which provide us with competitive advantages in the development of products, and two of our executive officers, Thomas Wicker and David Wicker, have been intimately involved with development of the patents and technologies and have entered into employment and non-competition agreements with us. See "Risk Factors - "We are not the exclusive owner of certain of our technology, including patented technology and others may develop competing products or claim rights to license fees or royalties" and "Current Litigation May Effect Our Technology Rights and Plan of Operation."

         We expect to exploit our anti-counterfeiting technology and trade secrets through licensing arrangements with potential customers, including government entities and private companies. Our technology can be utilized in protecting against counterfeiting and unauthorized copying or creation of many different forms of documents, including corporate documents such as internal reports or memorandums, paper currency, identification records and securities. We have, for example, entered into a License Agreement with Bristol ID Technologies, Inc. where we granted Bristol a non- exclusive license to use certain of our products for a ten year term in exchange for royalty payments.

         The Company's principal address is 36 W. Main Street, Suite 710, Rochester, New York 14614 and our telephone number is (585) 232-1500. RECENT EVENTS

         In October, 2003, we agreed to issue an aggregate of 500,000 Common Stock warrants and 100,000 shares of Common Stock to IDT Venture Capital Corporation in exchange for IDT Venture Capital's assistance, including the use of its legal counsel, with certain patent applications, an audit of our intellectual property rights and potential enforcement issues. IDT Venture Capital is affiliated with IDT Corporation.

         On December 29, 2003, we announced that we had completed a private placement offering through which Fordham Financial Management, Inc., an NASD registered broker dealer, served as placement agent. We completed the original offering amount of $5,000,000 and an additional $800,000 representing over subscriptions for total gross proceeds of $5,800,000. We offered for sale units for a purchase price of $50,000 per unit, comprised of 12,500 shares of common stock and 3,125 common stock Series A warrants. The warrants have an exercise price of $5.00 per share and an exercise term of five years. The number of shares issuable upon exercise of warrants is subject to adjustment in the event of stock dividends, stock splits and other similar corporate transactions. The net proceeds to the Company from the offering, after deduction of commissions and offering expenses and the consulting fee was approximately $5,025,000. We expect to use the net proceeds for working capital, additional intellectual property protection and research, debt reduction and expansion of our sales and marketing efforts. The placement was intended to comply with the exemptions from registration provided under Section 506 of Regulation D and offers and sales were made solely to "accredited investors" as defined in Regulation D. The securities in the offering were offered without registration in reliance on rule 506 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933 and/or Regulation D promulgated thereunder.

         This registration statement of which this Prospectus forms a part includes the shares of common stock and shares underlying the warrants sold in the completed offering.

         On January 5, 2004, we expanded our Board of Directors to four persons. The Board appointed Timothy Ashman to fill the vacancy created by the expansion. The Board is comprised of Patrick White, Thomas Wicker, Alan Harrison and Timothy Ashman. Mr. Ashman and Mr. Harrison serve as our independent directors.

         On April 22, 2004 our application for the listing of our Common Stock was accepted by the American Stock Exchange and our common Stock commenced trading on the American Stock Exchange under the symbol DMC.

                                  The Offering


Common Stock offered by selling shareholders              1,565,000   shares
                                                         -------------

Shares issuable upon exercise of warrants
 held by selling shareholders and offered                  1,435,000   shares
                                                         -------------

Common Stock to be outstanding after the offering
 (assuming exercise of all warrants),
 based on shares outstanding on August 2, 2004            12,318,818  shares
                                                         ------------


American Stock Exchange Symbol              DMC

Risk Factors                                An investment in our securities is
                                            subject to numerous risks.
                                            Investors should be able to bear
                                            the loss of their entire investment.
                                            See "Risk Factors".

The total of 12,318,818 shares of common stock to be outstanding after this offering is based on 10,883,818 shares outstanding on August 2, 2004 and assumes the exercise of all warrants but excludes:

         o 200,000 shares reserved for issuance under our 2004 Employee Option Plan, of which no options have been issued.

         o 100,000 shares reserved for issuance under our Director Option Plan, of which 10,000 options have been issued.

         This is a continuous offering and is not being underwritten by any securities brokerage firm. We cannot predict when or if any of the selling shareholders will sell their shares or exercise warrants that entitle them to purchase and possibly sell shares underlying the warrants. This offering assumes that the selling shareholders will exercise all warrants they hold for purchase of our common stock.

                                  RISK FACTORS

         THIS OFFERING INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE DECIDING WHETHER TO INVEST IN OUR COMMON STOCK.

WE HAVE A LIMITED OPERATING HISTORY WITH OUR NEW BUSINESS MODEL, WHICH LIMITS THE INFORMATION AVAILABLE TO YOU TO EVALUATE OUR BUSINESS.

         Since our inception in 1983, we have accumulated deficits from historical operations of approximately $7,800,000 at December 31, 2003. Our current business is based upon technology and assets that we have acquired only since July 2002. We have had minimal revenues generated to date from this technology. We have continued to incur losses since we began these new operations. Also, you have limited operating and financial information relating to this new business to evaluate our performance and future prospects. Due to the change in our business model, we do not view our historical financials as being a good indication of our future. We face the risks and difficulties of a company going into a new business including the uncertainties of market acceptance, competition, cost increases and delays in achieving business objectives. There can be no assurance that we will succeed in addressing any or all of these risks, and the failure to do so could have a material adverse effect on our business, financial condition and operating results.

WE ARE NOT THE EXCLUSIVE OWNER OF CERTAIN OF OUR TECHNOLOGY, INCLUDING PATENTED TECHNOLOGY AND OTHERS MAY DEVELOP COMPETING PRODUCTS OR CLAIM RIGHTS TO LICENSE FEES OR ROYALTIES.

         As of the date of this Prospectus, we have non-exclusive ownership interests in United States patents No. 5,707,083, 5,735,547 and 5,018,767 and the European patent No. 0455750. These patents were originally developed by the Wicker Group, which was founded by Mr. Ralph Wicker, the father of Thomas and Dave Wicker. Other persons own "gross" and "net" ownership interests in these patents. Although we have recently negotiated with some of these persons a "buyout" of the royalty obligations owed to them commencing as of January 1, 2004, no ownership interests were changed. As a result, other persons may develop competing products and services based upon certain of the technology that we utilize. These persons may also claim that they are entitled to royalties or license fees from products developed by us. The development and marketing of other products may adversely impact our ability to compete in the market place, or to successfully obtain preferential pricing on our products. Further, claims by other owners of the patents could result in litigation against us, increase costs of litigation, or reduce our profitability. There can be no assurance that others may not be successful in their claims.

CURRENT LITIGATION MAY EFFECT OUR TECHNOLOGY RIGHTS AND PLAN OF OPERATION.

         On January 31, 2003, the Company commenced an action entitled "NEW SKY COMMUNICATIONS, INC., AS SUCCESSOR-IN-INTEREST TO THOMAS M. WICKER, THOMAS M. WICKER ENTERPRISES, INC. AND DOCUMENT SECURITY CONSULTANTS V. ADLER TECHNOLOGIES, INC. N/K/A ADLERTECH INTERNATIONAL, INC. AND ANDREW MCTAGGERT" (United States District Court, Western District of New York Case No. 03-CV-6044T(F)) regarding certain intellectual property in which the Company has an interest. The suit was commenced by the Company alleging various causes of action against Adler Technologies, Inc. ("Adler") and Andrew McTaggert ("McTaggert") for breach of contract, breach of the duty of good faith and fair dealing and various business torts.

         Adler distributes and supplies anti-counterfeit currency devices and McTaggert is a principal of, and the primary contact at, Adler. Adler had entered into several agreements with Thomas M. Wicker Enterprises and Domestic Security Consultants, both of which were acquired by the Company in July and August of 2002. These agreements, generally, authorized Adler to manufacture in Canada the Company's "Checkmate(R)" patented system for verifying the authenticity of currency and documents. Other agreements were entered into between the parties and Thomas Wicker regarding other technology owned by Wicker and assigned to the Company including "Archangel", an anti-copy technology and "Blockade" which creates a wave pattern on documents when they are reproduced or scanned. It is the Company's contention that Adler has breached these agreements, failed to make an appropriate accounting and may have exceeded the scope of its license. Adler has denied the material allegations of the complaint and has counterclaimed against the Company, claiming it (Adler) owns or co-owns or has a license to use certain of the Company's technology, including several U.S. patents. If Adler is successful it may materially affect the Company, its financial condition, and its ability to market certain technology.

IF WE ARE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY, OUR COMPETITIVE ADVANTAGE MAY DISAPPEAR.

         Our success will be determined in part by our ability to obtain United States and foreign patent protection for our technology and to preserve our trade secrets. Because of the substantial length of time and expense associated with developing new document security technology, we place considerable importance on patent and trade secret protection. Our ability to compete and to grow our business could suffer if these rights are not adequately protected. There can be no assurance that our patent applications will result in patents being issued or that current or additional patents will afford protection against competitors. We also rely on trade secrets that are not patented. No guarantee can be given that others will not independently develop substantially equivalent proprietary information or techniques, or otherwise gain access to our proprietary technology.

WE MAY FACE INTELLECTUAL PROPERTY INFRINGEMENT OR OTHER CLAIMS AGAINST US OR OUR CUSTOMERS THAT COULD BE COSTLY TO DEFEND AND RESULT IN OUR LOSS OF SIGNIFICANT RIGHTS.

         Although we have received U.S. Patents and a European Patent with respect to certain of our technology, there can be no assurance that these patents will afford us any meaningful protection. We intend to rely primarily on a combination of trade secrets, technical measures, copyright protection and nondisclosure agreements with our employees to establish and protect the ideas, concepts and documentation of software and trade secrets developed by us. Such methods may not afford complete protection, and there can be no assurance that third parties will not independently develop such technology or obtain access to the software we have developed. Although we believe that our use of the technology and products we developed and other trade secrets used in our operations does not infringe upon the rights of others, our use of the technology and trade secrets we developed may infringe upon the patents or intellectual property rights of others. In the event of infringement, we could, under certain circumstances, be required to obtain a license or modify aspects of the technology and trade secrets we developed or refrain from using same. We may not have the necessary financial resources to defend any infringement claim made against us or be able to successfully terminate any infringement in a timely manner, upon acceptable terms and conditions or at all. Failure to do any of the foregoing could have a material adverse effect on us. Moreover, if the patents, technology or trade secrets we developed or use in our business is deemed to infringe upon the rights of others, we could, under certain circumstances, become liable for damages, which could have a material adverse effect on us. As we continue to market our products, we could encounter patent barriers that are not known today. A patent search will not disclose applications that are currently pending in the United States Patent Office; and there may be one or more such pending applications that would take precedence over our applications.

         Furthermore, since the date of invention (and not the date of application) governs under U.S. patent law, future applications could be filed by another party, which would preempt our position. While we have taken and continue to take steps to become aware of related technical developments, there can be no assurance that we will not encounter an unfavorable patent situation. Other parties may assert intellectual property infringement claims against us or our customers, and our products may infringe the intellectual property rights of third parties. If we become involved in litigation, we could lose our proprietary rights, be subject to damages and incur substantial unexpected operating expenses. Intellectual property litigation is expensive and time-consuming, even if the claims are subsequently proven unfounded, and could divert management's attention from our business. If there is a successful claim of infringement, we may not be able to develop non-infringing technology or enter into royalty or license agreements on acceptable terms, if at all. This could prohibit us from providing our products and services to customers.

IF OUR PRODUCTS AND SERVICES DO NOT ACHIEVE MARKET ACCEPTANCE, WE MAY NOT ACHIEVE OUR REVENUE AND NET INCOME GOALS IN THE TIME PRESCRIBED OR AT ALL.

         We are at the very early stage of introducing our document security technology and products to the market. If we are unable to operate our business as contemplated by our business model or if the assumptions underlying our business model prove to be unfounded, we could fail to achieve our revenue and net income goals within the time we have projected, or at all, which could have a material adverse effect on our business. As a result, the value of your investment could be significantly reduced or completely lost.

         We cannot assure you that a sufficient number of such companies will demand our products or services or other documents security products. In addition, we cannot predict the rate of market's acceptance of our document security solutions. Failure to maintain a significant customer base may have a material adverse effect on our business.

THE RESULTS OF OUR RESEARCH AND DEVELOPMENT EFFORTS ARE UNCERTAIN AND THERE CAN BE NO ASSURANCE OF THE COMMERCIAL SUCCESS OF OUR PRODUCTS.

         We believe that we will need to continue to incur research and development expenditures to remain competitive. The products we currently are developing or may develop in the future may not be technologically successful. In addition, the length of our product development cycle may be greater than we originally expect and we may experience delays in future product development. If our resulting products are not technologically successful, they may not achieve market acceptance or compete effectively with our competitors' products.

CHANGES IN DOCUMENT SECURITY TECHNOLOGY AND STANDARDS COULD RENDER OUR APPLICATIONS AND SERVICES OBSOLETE.

         The market for document security products, applications, and services is fast-moving and evolving. Identification and authentication technology is constantly changing as we and our competitors introduce new products, applications, and services, and retire old ones as customer requirements quickly develop and change.

         In addition, the standards for document security are continuing to evolve. If any segments of our market adopt technologies or standards that are inconsistent with our applications and technology, sales to those market segments could decline.

THE MARKET IN WHICH WE OPERATE IS HIGHLY COMPETITIVE, AND WE MAY NOT BE ABLE TO COMPETE EFFECTIVELY, ESPECIALLY AGAINST ESTABLISHED INDUSTRY COMPETITORS WITH GREATER MARKET PRESENCE AND FINANCIAL RESOURCES.

         Our market is highly competitive and characterized by rapid technological change and product innovations. Our competitors may have advantages over us because of their longer operating histories, more established products, greater name recognition, larger customer bases, and greater financial, technical and marketing resources. As a result, they may be able to adapt more quickly to new or emerging technologies and changes in customer requirements, and devote greater resources to the promotion and sale of their products. Competition may also force us to decrease the price of our products and services. We cannot assure you that we will be successful in developing and introducing new technology on a timely basis, new products with enhanced features, or that these products, if introduced, will enable us to establish selling prices and gross margins at profitable levels. Although several potential competitors have expressed an interest to us in forming marketing alliances, there can be no assurance that we will undertake such efforts or if undertaken, such efforts will prove profitable.

IF WE FAIL TO RETAIN OUR KEY PERSONNEL AND ATTRACT AND RETAIN ADDITIONAL QUALIFIED PERSONNEL, WE MIGHT NOT BE ABLE TO PURSUE OUR GROWTH STRATEGY.

         Our future success depends upon the continued service of our executive officers and other key sales and research personnel who possess longstanding industry relationships and technical knowledge of our products and operations. The loss of any of our key employees, in particular: Patrick White, our President and Chief Executive Officer and Chief Financial Officer; Thomas Wicker, our Vice-President of Research and Development; and David Wicker, our Vice-President of Sales and Business Development, could negatively impact our ability to pursue our growth strategy and conduct operations. Although we believe that our relationship with these individuals is positive, there can be no assurance that the services of these individuals will continue to be available to us in the future. We have entered into employment agreements with David Wicker and Patrick White which expire in July 2004 and there can be no assurance that these persons will continue to agree to be employed by us after such dates.

         We intend to hire a Chief Financial Officer for our company in the next three to six months. We also must continue to hire other highly qualified individuals, including sales personnel and persons wh can assist in developing our technology. Our failure to attract, train and retain management and technical personnel could adversely affect our ability to grow our business and to develop new products or product enhancements now and in the future.

IF WE DO NOT SUCCESSFULLY EXPAND OUR SALES FORCE, WE MAY BE UNABLE TO INCREASE OUR REVENUES.

         We must expand the size of our marketing activities and sales force to increase revenues. We continue to evaluate various methods of expanding our marketing activities, including the use of outside marketing consultants and representatives and expanding our in-house marketing capabilities. Going forward, we anticipate an increasing percentage of our revenues to come from the licensing of our newer technologies, where profit margins are significantly higher than those provided by Safety Paper. If we are unable to hire or retain qualified sales personnel, if newly hired personnel fail to develop the necessary skills to be productive, or if they reach productivity more slowly than anticipated, our ability to increase our revenues and grow our business could be compromised. The challenge of attracting, training and retaining qualified candidates may make it difficult to meet our sales growth targets. Further, we may not generate sufficient sales to offset the increased expense resulting from growing our sales force or we may be unable to manage a larger sales force.

FUTURE GROWTH IN OUR BUSINESS COULD MAKE IT DIFFICULT TO MANAGE OUR RESOURCES.

         Our anticipated business expansion could place a significant strain on our management, administrative and financial resources. Significant growth in our business may require us to implement additional operating, product development and financial controls, improve coordination among marketing, product development and finance functions, increase capital expenditures and hire additional personnel. There can be no assurance that we will be able to successfully manage any substantial expansion of our business, including attracting and retaining qualified personnel. Any failure to properly manage our future growth could negatively impact our business and operating results.

WE CANNOT PREDICT OUR FUTURE CAPITAL NEEDS AND WE MAY NOT BE ABLE TO SECURE ADDITIONAL FINANCING.

         We may need to raise additional funds in the future to fund more aggressive expansion of our business, complete the development, testing and marketing of our products, or make strategic acquisitions or investments. We may require additional equity or debt financings, collaborative arrangements with corporate partners or funds from other sources for these purposes. No assurance can be given that these funds will be available for us to finance our development on acceptable terms, if at all. Such additional financings may involve substantial dilution of our stockholders or may require that we relinquish rights to certain of our technologies or products. In addition, we may experience operational difficulties and delays due to working capital restrictions. If adequate funds are not available from operations or additional sources of financing, we may have to delay or scale back our growth plans.

THERE ARE RESTRICTIONS ON THE TRANSFERABILITY OF, AND THERE IS A LIMITED PUBLIC MARKET FOR, OUR COMMON STOCK.

         You should be aware of the long-term nature of your investment. There is a limited public trading market for the common stock. The registration for resale of a large number of additional shares, such as the shares being sold pursuant to this Prospectus, could adversely impact the prices for our Common Stock. Accordingly, you may be required to bear the economic risks of an investment in our securities for an indefinite period of time.

WE DO NOT INTEND TO PAY CASH DIVIDENDS.

         We do not intend to declare or pay cash dividends on our common stock in the foreseeable future. We anticipate that we will retain any earnings and other cash resources for investment in our business. The payment of dividends on our common stock is subject to the discretion of our Board of Directors and will depend on our operations, financial position, financial requirements, general business conditions, restrictions imposed by financing arrangements, if any, legal restrictions on the payment of dividends and other factors that our Board of Directors deems relevant.

PROVISIONS OF OUR ARTICLES OF INCORPORATION AND AGREEMENTS COULD DELAY OR PREVENT A CHANGE IN CONTROL OF OUR COMPANY.

         Certain provisions of our articles of incorporation may discourage, delay, or prevent a merger or acquisition that a shareholder may consider favorable. These provisions include:


     o Authority of the board of directors to issue preferred stock.


     o Prohibition on cumulative voting in the election of directors.

                           FORWARD-LOOKING STATEMENTS

         This prospectus contains certain forward-looking statements that involve risks and uncertainties. These statements refer to objectives, expectations, intentions, future events, or our future financial performance, and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, level of activity, performance, or achievements to be materially different from any results expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by words such as "may," "will," "should," "could," "expect," "anticipate," "intend," "plan," "believe," "estimate," "predict," "potential," and similar expressions. Our actual results could differ materially from those included in forward-looking statements. Factors that could contribute to these differences include those matters discussed in "Risk Factors" and elsewhere in this prospectus.

         In addition, such forward-looking statements necessarily depend on assumptions and estimates that may prove to be incorrect. Although we believe the assumptions and estimates reflected in such forward-looking statements are reasonable, we cannot guarantee that our plans, intentions, or expectations will be achieved. The information contained in this prospectus, including the section discussing risk factors, identifies important factors that could cause such differences.

         The cautionary statements made in this prospectus are intended to be applicable to all forward-looking statements wherever they appear in this prospectus. We assume no obligation to update such forward-looking statements or to update the reasons that actual results could differ materially from those anticipated in such forward-looking statements.

                                 USE OF PROCEEDS

         All of the shares sold in this offering will be sold by certain holders of our common stock or of warrants to purchase shares of our common stock. Except for the potential exercise of warrants, we will not receive any proceeds directly from the sale of the shares offered in this prospectus.

         Certain of the selling shareholders currently hold warrants to purchase a total of 1,435,000 shares of our common stock at exercise prices ranging from $2.00 to $5.00 per share. In the event the selling shareholders exercise all of these warrants, we would receive proceeds of $5,346,500. We may not receive any significant proceeds from exercise of the warrants in the near future. We intend to use any proceeds we receive from the exercise of warrants for working capital and general corporate purposes.

                              SELLING SHAREHOLDERS

         The following list (or footnotes) provides:


    o   the names of the selling shareholders.


     o the affiliation or material relationship we have, if any, with each selling shareholder.


     o the amount of shares beneficially owned by each selling shareholder before this offering.


     o the number of outstanding shares and shares underlying warrants being offered for each selling shareholder's account.


     o the exercise price and expiration date of warrants held by each selling shareholder.

         Beneficial ownership includes shares owned and shares that the shareholder has the right to acquire within 60 days. Except as may be notes in a footnote below, all of the shares listed as underlying warrants are immediately acquirable and thus are beneficially owned by the selling shareholder holding the respective warrants. However, we have no control over when, if ever, a selling shareholder may exercise the option to exercise warrants held by such selling shareholder.



                                                           SHARES          WARRANT
                                     SHARES              CURRENTLY          SHARES           TOTAL
                                  BENEFICIALLY          OUTSTANDING         BEING            SHARES
                                     OWNED               AND BEING        REGISTERED         BEING
                                     BEFORE              REGISTERED           IN           REGISTERED
NAME OF SELLING SHAREHOLDER       OFFERING(1)           IN OFFERING        OFFERING       IN OFFERING(14)
---------------------------       -----------           -----------        --------      --------------
W.A.B. Capital LLC (2)              125,000                15,000          110,000          125,000
Howard Safir (3)                    100,000                                100,000          100,000
Fordham Financial Management,
Inc.  (4)                           362,500                  0             362,500          362,500
Edua Rosza (5)(13)                   15,625                12,500            3,125           15,625
Leslie Sharp(5)                       7,812                 6,250            1,562            7,812
David Forbes(5)                      31,250                25,000            6,250           31,250
David Dundas(5)                      16,625                12,500            3,125           16,625
Gordon Burns(5)                      46,875                37,500            9,375           46,875
Geoffrey Adams(5)                    15,625                12,500            3,125           15,625
Mark Freeman(5)                      31,250                25,000            6,250           31,250
Mervyn Childs(5)                     15,625                12,500            3,125           15,625
Benjamin Goldstein(5)                15,625                12,500            3,125           15,625
Jack Garven(5)                       15,625                12,500            3,125           15,625


                                                            15






                                                                        WARRANT
                                  SHARES              CURRENTLY          SHARES           TOTAL
                               BENEFICIALLY          OUTSTANDING         BEING            SHARES
                                  OWNED               AND BEING        REGISTERED         BEING
                                  BEFORE              REGISTERED           IN           REGISTERED
NAME OF SELLING SHAREHOLDER    OFFERING(1)           IN OFFERING       OFFERING       IN OFFERING(14)
---------------------------    -----------           -----------        --------      --------------
Chris Goodrem (5)                 31,250                25,000            6,250           31,250
Keith Parkins(5)                  15,625                12,500            3,125           15,625
John Thompson(5)                  15,625                12,500            3,125           15,625
Dick Shiring(5)                   15,625                12,500            3,125           15,625
Dr. Ted Staahl(5)                 15,625                12,500            3,125           15,625
James M. Sylph(5)                 15,625                12,500            3,125           15,625
Clive Kennedy(5)                   7,812                 6,250            1,562            7,812
Paul Regent(5)                     7,812                 6,250            1,562            7,812
Buechel Family Ltd.
  Partnership(5)(7)              281,250               225,000           56,250          281,250
Jerry Magro(5)                     7,812                 6,250            1,562            7,812
Alexis Family Limited
  Partnership(5)(8)               15,625                12,500            3,125           15,625
John & Barbara Curcio (5)         15,625                12,500            3,125           15,625
Robert Sagarino(5)                85,937                68,750           17,277           85,937
Sung Soo Kim and
  Hyun Shin (5)                   31,250                25,000            6,250           31,250
Frank Discipio(5)                 15,625                12,500            3,125           15,625
Jack Busselle(5)                  15,625                12,500            3,125           15,625
Ian White(5)                      15,625                12,500            3,125           15,625
Simon Mordzynski(5)               15,625                12,500            3,125           15,625
Geoffrey Goodwin(5)               15,625                12,500            3,125           15,625
Bruce Inglis(5)                   15,625                12,500            3,125           15,625
David Gust(5)                     31,250                25,000            6,250           31,250
Jay Belding(5)                     7,812                 6,250            1,562            7,812
Dr. William Bongiorno(5)          15,625                12,500            3,125           15,625
Grant Murdoch(5)                  15,625                12,500            3,125           15,625
Joseph Murphy(5)                  15,625                12,500            3,125           15,625
Bernard JM Pallut(5)              15,625                12,500            3,125           15,625
Susan E. Zebedee(5)               15,625                12,500            3,125           15,625
Graham Ball(5)                    15,625                12,500            3,125           15,625
David Cherry(5)                   15,625                12,500            3,125           15,625
Lets Go Summer School(5)(9)        7,812                 6,250            1,562            7,812
John Hardwick(5)                   7,812                 6,250            1,562            7,812
Humphrey Johnson(5)               31,250                25,000            6,250           31,250
John Geoffrey Mould (5)            7,812                 6,250            1,562            7,812
Munirali Haji(5)                  31,250                25,000            6,250           31,250
David Turner(5)                   15,625                12,500            3,125           15,625
Daniel Bush and Sue Bush(5)        7,812                 6,250            1,562            7,812
Alphonso Russ(5)                   7,812                 6,250            1,562            7,812
Michael J. and Margaret Thomas
(5)                                7,812                 6,250            1,562            7,812
Anthony A. Obayori (5)             7,812                 6,250            1,562            7,812



                                          16






                                                                        WARRANT
                                  SHARES              CURRENTLY          SHARES           TOTAL
                               BENEFICIALLY          OUTSTANDING         BEING            SHARES
                                  OWNED               AND BEING        REGISTERED         BEING
                                  BEFORE              REGISTERED           IN           REGISTERED
NAME OF SELLING SHAREHOLDER    OFFERING(1)           IN OFFERING        OFFERING      IN OFFERING(14)
Dan Rochester(5)                  15,625                12,500            3,125           15,625
Morgan Wilbur(5)                  15,625                12,500            3,125           15,625
Stephen Bohlen(5)                 62,500                50,000           12,500           62,500
Bruce Gibbard (5)                 15,625                12,500            3,125           15,625
Jon & Elaine Proudman(5)          62,500                50,000           12,500           62,500
Neil Harris (5)                   15,625                12,500            3,125           15,625
Kevin P. Rowen (5)                 7,812                 6,250            1,562            7,812
Ronald & Brendan Furrow (5)        7,812                 6,250            1,562            7,812
George Bingham (5)                15,625                12,500            3,125           15,625
Storie Partners, L.P.(5)(12)(13)  78,125                62,500           15,625           78,125
Walter Downey(5)                  15,625                12,500            3,125           15,625
Charles S. Lipson (5)             46,875                37,500            9,375           46,875
Schottenfeld Qualified
  Associates, L.P.(5)(10)         93,750                75,000           18,750           93,750
Bruce Sultan (5)                  15,625                12,500            3,125           15,625
Haruhisa Tsuchitani (5)            7,812                 6,250            1,562            7,812
FN Holdings Ltd.(5)(11)           15,625                12,500            3,125           15,625
Marlyn Keeble (5)                 15,625                12,500            3,125           15,625
Harold & Sonja Mynster (5)         7,812                 6,250            1,562            7,812
Noboru Muto (5)                    7,812                 6,250            1,562            7,812
Mark Brown (5)                     7,812                 6,250            1,562            7,812
Stuart Fitton (5)                  7,812                 6,250            1,562            7,812
Alexis Family Ltd.Partnership
  (5)(8)                           7,812                 6,250            1,562            7,812
Yoshiaki Sugiyama (5)             15,625                12,500            3,125           15,625
Ronald Furrow (5)                  7,812                 6,250            1,562            7,812
Stanley K. Klein (5)              15,625                12,500            3,125           15,625
Steven Carothers (5)              15,625                12,500            3,125           15,625
Andy Fox (5)                       7,812                 6,250            1,562            7,812
David and Jenise Rabens (5)        7,812                 6,250            1,562            7,812
Mary Murdoch (5)                  15,625                12,500            3,125           15,625
Tony Finn (5)                     15,625                12,500            3,125           15,625
Clive Beetlestone (5)              7,812                 6,250            1,562            7,812
Geoffrey Adams (5)                 7,812                 6,250            1,562            7,812
IDT Venture Capital Corporation
(6)                              600,000               100,000          500,000          600,000

Total                          3,000,000             1,565,000        1,435,000        3,000,000


(1) Figures include the shares of Common Stock and shares underlying warrants being registered in the


                                       17




registration statement of which this prospectus forms a part.

(2) WAB Capital has served as a consultant to the Company and received common stock warrants and shares as compensation for its services. The warrants have an exercise price of $2.00 per share with respect to 100,000 shares and $4.40 per share with respect to 10,000 shares. The 100,000 warrants expire on July 7, 2008 and the 10,000 warrants expire on January 4, 2007. WAB Capital is controlled by William Block, who has the control and power to vote and/or sell the securities.

(3) Mr. Safir and his consulting firm the November Group, are providing consulting services to the Company pursuant to a Consulting Agreement dated as of July 18, 2003. The warrants are exercisable at $3.00 per share and vest pursuant to certain scheduled events. The warrants expire on a date which is five years from the vesting date.

(4) Fordham Financial Management Inc. served as placement agent in connection with the private placement offering recently completed by the Company in which the Company raised $5,800,000 in gross proceeds. Fordham Financial is an NASD member brokerage firm. Fordham Financial received 362,500 warrants as compensation for its services as placement agent. The warrants have an exercise price of $4.80 per share.The warrants expire on November 29, 2008. Fordham Financial is a registered broker dealer and is controlled by William Baquette, who has the control and power to vote and/or sell the securities.

(5) The selling shareholder purchased securities in the Company's private placement offering completed on December 29, 2003. In the placement, the Company raised gross proceeds of $5,800,000 and sold units for $50,000 per unit. Each $50,000 unit was comprised of 12,500 shares of stock and Series A warrants to purchase 3,125 shares. The warrants are exercisable at $5.00 per share, and the number of shares issuable upon exercise is subject to adjustment under certain events such as stock splits and stock dividends and are exercisable for a period of five years until November 29, 2008. The form of warrant has been filed as an Exhibit to the registration statement of which this prospectus forms a part.

(6) The selling shareholder owns 100,000 shares of Common Stock and warrants to acquire an additional 500,000 shares. The warrants have an exercise price of $2.50 per share and expire on February 1, 2014. We have been advised by IDT Venture Capital that Ira Greenstein has the control and power to vote and/or sell the securities.

(7) The selling shareholder is controlled by Frederick Buechel who has the power and control to vote and sell the securities.

(8) The selling shareholder is controlled by Paul Cuccio who has the power and control to vote and sell the securities.

(9) The selling shareholder is controlled by Kevin O'Brien who has the power and control to vote and sell the securities.

(10) The selling shareholder is controlled by Richard Schottenfeld who has the power and control to vote and sell the securities.

(11) The selling shareholder is controlled by Lionel Newton who has the power and control to vote and sell the securities.

(12) Ned Klungelhaufer is a managing member of Storie Partners L.P. and has the control and power to vote and/or sell the securities.

(13) The named selling shareholder may be deemed an affiliate of a registered broker dealer firm under the rules of the SEC and NASD. Based upon information provided to us by the selling shareholder, the securities were purchased in the ordinary and normal course of business as an investment for the selling shareholder. Further, based upon information provided to us by the selling shareholder, we have been advised that at the time of purchase, there were no agreements or understandings, directly or indirectly, with any person to distribute the securities held by the selling shareholder. Document Security Systems has no arrangements or understandings with any persons, including any broker dealer firm, to distribute the securities.

(14) The number of shares which may be resold by the selling shareholder assumes the sale of all shares of common stock and shares underlying warrants. The registration statement of which this Prospectus forms a part includes additional shares pursuant to SEC Rule 41b which may be required to be issued pursuant to the anti-dilution provisions of the warrants for stock splits, stock dividends and similar corporate transactions.

                              PLAN OF DISTRIBUTION

The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. Our common stock currently trades on the American Stock Exchange. Any sales by the selling shareholders may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:


     o ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;


     o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;


     o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;


     o an exchange distribution in accordance with the rules of the applicable exchange;


     o    privately negotiated transactions;


     o    short sales;


     o broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;


     o    a combination of any such methods of sale; and


     o    any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling shareholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling shareholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. One of the selling shareholders, Fordham Financial Management, Inc., is a registered broker dealer and NASD member firm. Fordham Financial served as placement agent in our recently completed private placement offering, and received, in addition to commissions, warrants to purchase an aggregate of 362,500 shares of our Common Stock with an exercise price of $4.80 per share. The registration statement of which this Prospectus forms a part includes the shares underlying the warrants held by Fordham Financial Management. In addition, Fordham Financial Management has been retained as a financial consultant to Document Security Systems, for which it received cash compensation of $58,000.

         Any selling shareholder may from time to time pledge or grant a security interest in some or all of the shares of common stock or warrants owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus.

         The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

         The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The selling shareholders have informed us that they do not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock, however, they may elect to sell their shares through Fordham Financial Management, Inc. as described below. As a broker dealer who is also a selling shareholder, Fordham Fordham Management may be deemed an underwriter with respect to the shares it may sell pursuant to this Prospectus.

         In order to comply with the securities laws of some states, the selling shareholders must sell the shares in those states only through registered or licensed brokers or dealers. In addition, in some states the Selling Holders must sell the shares only if we have registered or qualified those shares for sale in the applicable state or an exemption from the registration or qualification requirement is available and the selling shareholder complies with the exemption.

         We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this Prospectus available to the selling shareholders for the purpose of satisfying the Prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against liabilities, including liabilities arising under the Securities Act.

         At the time a selling shareholder makes a particular offer of shares we will, if required under applicable rules and regulations, distribute a Prospectus supplement that will set forth:

          the number of shares that the Selling Holder is offering;

          the terms of the offering, including the name of any underwriter, dealer or agent;

          the purchase price paid by any underwriter;

          any discount, commission and other underwriter compensation;

          any discount, commission or concession allowed or reallowed or paid to any dealer; and

          the proposed selling price to the public.

         Fordham Financial Management Inc. served as placement agent in connection with the private placement offering recently completed by us in which we raised $5,800,000 in gross proceeds. Fordham is a National Association of Securities Dealers, Inc. member brokerage firm. Fordham received 362,500 warrants as compensation for its services as placement agent. The warrants have an exercise price of $4.80 per share. The warrants expire on November 29, 2008. The 362,500 shares of common stock issued or issuable upon conversion of placement agent warrants received by Fordham are restricted from sale, transfer, assignment or hypothecation for a period of 180 days from the effective date of this Registration Statement except to officers or partners (not directors) of Fordham.

         Fordham has indicated to us its willingness to act as selling agent on behalf of the selling shareholders named in the Prospectus under "Selling Shareholders." that purchased our privately placed securities. All shares sold, if any, on behalf of selling shareholders by Fordham would be in transactions executed by Fordham on an agency basis and commissions charged to its customers in connection with each transaction shall not exceed a maximum of 2 % of the gross proceeds. Fordham does not have an underwriting agreement with us and/or the selling shareholders and no selling shareholders are required to execute transactions through Fordham.

         NASD Notice to Members 88-101 states that in the event a selling shareholder intends to sell any of the shares registered for resale in this Prospectus through a member of the NASD participating in a distribution of our securities, such member is responsible for insuring that a timely filing is first made with the Corporate Finance Department of the NASD and disclosing to the NASD the following:

     o it intends to take possession of the registered securities or to facilitate the transfer of such certificates;
     o the complete details of how the selling shareholders shares are and will be held, including location of the particular accounts;
     o whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and
     o in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of the NASD or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of the NASD for review.

         We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the selling shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

         We will not receive any proceeds from sales of any shares by the selling shareholders.

                       WHERE YOU CAN FIND MORE INFORMATION

         You should rely only on the information provided or incorporated by reference in this prospectus. We have not authorized anyone to provide you with any different information. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, these securities in any state where the offer or sale is prohibited. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of the document.

         We file annual, quarterly and current reports, proxy statements, and other information with the SEC. You may read and copy any reports, statements, or other information on file at the SEC's public reference room in Washington, D.C. You can request copies of those documents, upon payment of a duplicating fee, by writing to the SEC.

         We have filed a Registration Statement on Form S-3 with the SEC. This prospectus, which forms a part of the Registration Statement, does not contain all of the information included in the Registration Statement. Certain information is omitted, and you should refer to the Registration Statement and its exhibits. With respect to references made in this prospectus to any contract or other document of ours, such references are not necessarily complete, and you should refer to the exhibits attached to the Registration Statement for copies of the actual contract or document. You may review a copy of the Registration Statement at the SEC's public reference rooms at 450 Fifth Street, N.W., Washington, D.C. 20549; Chicago, Illinois; or New York, New York. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms.

         Our Securities and Exchange Commission filings and the Registration Statement can also be reviewed by accessing the SEC's Web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the shares covered by this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus:

         1. The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on May 12, 1986.

         2. Our annual report on Form 10-KSB for the year ended December 31, 2003.

         3. Our form 8A as filed on April 19, 2004.

         4. Our report on Form 10-QSB for the fiscal quarter ended March 31, 2004.

         5. Our report on Form 8-K as filed on January 9, 2004.

         We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Document Security Systems, Incorporated, 36 West Main Street, Rochester, New York 14614, attention: Chief Financial Officer and the telephone number is (585) 232-1500.

                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

         The New York Business Corporation Law contains provisions permitting and, in some situations, requiring New York corporations to provide indemnification to their officers and directors for losses and litigation expense incurred in connection with their service to the corporation. Our bylaws contain provisions requiring our indemnification of our directors and officers and other persons acting in their corporate capacities.

         In addition, we may enter into agreements with our directors providing contractually for indemnification consistent with the articles and bylaws. Currently, we have no such agreements. The New York Business Corporation Law also authorizes us to purchase insurance for our directors and officers insuring them against risks as to which we may be unable lawfully to indemnify them. We have obtained limited insurance coverage for our officers and directors as well as insurance coverage to reimburse us for potential costs of our corporate indemnification of officers and directors.

         As far as exculpation or indemnification for liabilities arising under the Securities Act of 1933 may be permitted for directors and officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission such exculpation or indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                  LEGAL MATTERS

         The legality of the issuance of shares offered hereby will be passed upon by Goldstein & DiGioia LLP located in New York, New York.

                                     EXPERTS

         The financial statements of Document Security Systems, Incorporated appearing in Annual Report (Form 10-KSB) for the year ended December 31, 2002, have been audited by Michael Cronin CPA , independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The financial statements of Document Security Systems, Incorporated appearing in Annual Report (Form 10-KSB) for the year ended December 31, 2003, have been audited by Freed Maxick & Battaglia CPA's PC, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

                        TRANSFER AGENT AND WARRANT AGENT

         Our stock transfer agent is American Stock Transfer located at 6201 15th Avenue Brooklyn, New York 11219. We act as our own warrant agent for our outstanding warrants.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses, other than agent's commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates except the Securities and Exchange Commission filing fee.

                 Legal fees and expenses*                         $40,000
                 SEC registration fee                              $2,318
                 Accounting fees and expenses*                     $2,500
                 Transfer agent fees and expenses*                 -
                 Printing and engraving expenses*                  $2,500
                 Miscellaneous*                                   $15,000**

                 Total*                                           $62,318


*        Indicates estimate for the purpose of this filing.
** The registrant may be required to make filings pursuant to the laws of the various states in order to allow for the resale by selling shareholders of the shares. Estimate includes filings fees and related expenses for such blue sky filings

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The New York Business Corporation Law permits a corporation organized under it to indemnify its directors, officers, employees, and agents for various acts. Our articles of incorporation and Bylaws conform to the New York Business Corporation Law. Our articles of incorporation, and their amendments, are incorporated by reference as Exhibit 3.1 to this registration statement.

         In general, we may indemnify any officer, director, employee, or agent against expenses, fines, penalties, settlements, or judgments arising in connection with a legal proceeding to which this person is a party, if that person's actions were in good faith, were believed to be in our best interest, and were not unlawful. Indemnification is mandatory with respect to a director or officer who was wholly successful in defense of a proceeding. In all other cases, indemnification of a director, officer, employee, or agent requires the board of directors independent determination, independent legal counsel's determination, or a vote of the shareholders that the person to be indemnified met the applicable standard of conduct.

         The circumstances under which indemnification is granted in connection with an action brought on our behalf are generally the same as those mentioned above. However, with respect to actions against directors, indemnification is granted only with respect to reasonable expenses actually incurred in connection with the defense or settlement of the action. In these actions, the person to be indemnified must have acted in good faith and in a manner the person reasonably believed was in our best interest; the person must not have been adjudged liable to us; and the person must not have received an improper personal benefit.

         Indemnification may also be granted under the terms of agreements which may be entered into in the future according to a vote of shareholders or directors. In addition, we are authorized to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their services in these positions. We may obtain an insurance policy in the future.

ITEM 16. EXHIBITS

         The Exhibits listed below designated by an * are incorporated by reference to the filings by Document Security Systems, Incorporated under the Securities Act of 1933 or the Securities and Exchange Act of 1934, as indicated. The Exhibits listed below designated by ** have been previously filed as part of this registration statement. All other exhibits are filed herewith.

3.1 Registrant's Certificate of Incorporation ((incorporated by reference to Exhibit to exhibit 3.1 to the Registrant's Registration Statement on Form S-18 Commission File No. 2-98684-NY) *

3.1.1 Copy of the Amendment dated October 17, 2003 to Registrant's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1(ii) to the Registrant's Registration Statement on Form 8A filed on April 19, 2004.*

3.2 Copy of the Registrant's By-Laws (incorporated by reference to Exhibit to exhibit 3.2 to the Registrant's Registration Statement on Form S-18 Commission File No. 2-98684-NY).*

5.       Opinion on legality from Goldstein & DiGioia LLP**
10.1 Agreement dated July 31, 1997 with Starr Securities, Inc. (incorporated by reference from Company's Form 10Q for September 30, 1997).*
10.2 Agreement dated November 7, 1996 with Charles M. LaLoggia (incorporated by reference from Company's Form 10Q for March 31, 1997).*
10.3 Agreement dated July 2, 1996 with Frank LaLoggia (incorporated by reference from Company's Form 10Q for June 30, 1996).*
10.4 Agreement dated May 12, 1997, between New Sky Communications, Inc. and Syracuse Film Productions, LLC (incorporated by reference from the Company's Form 10-K for December 31, 1997). *
10.5 Promissory Note dated March 24, 1999 from New Sky Communications, Inc. to Carl R. Reynolds (incorporated by reference form Company's Form 10K for December 31, 1999).*
10.6 Agreement dated March 22, 1999 between New Sky Communications, Inc. and Movieplace.com (incorporated by reference from Company's Form 10-K for December 31, 1999).*
10.7 Employment Agreement, dated December 5, 2001 between New Sky Communication, Inc. and E. Anthony Wilson. (incorporated by reference from Company's Form 10-KSB for December
         31, 2001).*
10.8 Agreement dated December 12, 2001 between New Sky Communications, Inc. and Michael Cidoni, Stephen Morse, Cedric Herrera, Charles M. LaLoggia, Carl R. Reynolds and Paul Packer (incorporated by reference from Company's Form 10-KSB for December 31, 2001).*
10.9 Agreement dated December 12, 2001 between New Sky Communications, Inc. and Charles M. LaLoggia, Carl R. Reynolds and Paul Packer (incorporated by reference from Company's Form 10-KSB for December 31, 2001). *
10.10 Agreement dated July 31, 2002 between New Sky Communications, Inc. and Patrick White (incorporated by reference from Company's Form 8-K filed on August 8, 2002).*
10.11 Agreement dated July 31, 2002 between New Sky Communications, Inc. and Thomas M. Wicker (incorporated by reference from Company's Form 8-K filed on August 8, 2002).*
10.12 Agreement dated November 1, 2002 between New Sky Communications, Inc. and David Thomas M. Wicker, Christine Wicker, Kenneth Wicker and Michael Caton (incorporated by reference to the Registrant's Form 10-KSB for the fiscal year ended December 31, 2002). *
10.13 Employment Agreement dated November 1, 2002 between New Sky Communications, Inc. and

         David Wicker (incorporated by reference to the Registrant's Form 10-KSB for the fiscal year ended December 31, 2002). *
10.14 Form of Warrant Agreement between the Registrant and Fordham Financial Management, Inc.**
10.15 Form of Warrant Agreement between the Registrant and W.A.B. Capital for 100,000 shares.**
10.16    Form of Warrant Agreement between the Registrant and Howard Safir.
10.17 Form of Series A Warrant Agreement issued by the Registrant to participants in its private placement offering completed on December 29, 2003.**
10.18 Form of Registration Rights Agreement issued by the Registrant to participants in its private placement offering completed on December 29, 2003.**
10.19 Form of Warrant issued to IDT Venture Capital Corporation dated October 31, 2003.**
10.20 Form of Securities Purchase Agreement between Registrant and IDT Venture Capital Corporation dated as of October 31, 2003.**
10.21 Form of Consulting Agreement between Fordham Financial Management and Registrant.**
10.22 Form of Placement Agency Agreement between Fordham Financial Management and the Registrant.**
10.23 Form of Amendment No.1 to Placement Agency Agreement between Fordham Financial Management and the Registrant.**
10.24 Consulting Agreement between the Registrent and Howard Safir are the November Group dated as of July 18, 2003.*
16. Letter on change of Certifying Accountant (incorporated by reference to the Registrant's Report on Form 8-K filed on January 9. 2003 as Exhibit 99.1). *
17.1 Resignation letter of Carl R. Reynolds, dated December 3, 2001 (incorporated by reference from Company's Form 10-KSB for December 31,
         2001).*
17.2 Resignation letter of E. Anthony Wilson dated August 1, 2002 (incorporated by reference from Company's Form 8-K filed on August 8,
         2002). *
21. Subsidiaries of the Registrant.

                  Thomas A. Wicker Enterprises, Inc.
                  Lester Levin Inc.
                  Document Security Consultants Corp.
                  Imperial Encryptions, Inc. (51% owned)
23.1 Consent of Michael Cronin CPA as certifying accountant for the Registrant's financial statements for the fiscal year ended December 31, 2002.
23.2     Consent of Goldstein & Digioia LLP contained in Exhibit 5.*
23.3 Consent of Freed Maxick & Battaglia CPA's PC as certifying accountant for the Registrant's financial statements for the fiscal year ended December 31, 2003.

ITEM 17. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referenced in Item 14 of this Registration Statement or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered hereunder, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1) For the purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement Amendment No. 2 to be signed on its behalf by the undersigned, thereunto duly authorized in Rochester, New York, on August 6, 2004.

                                      DOCUMENT SECURITY SYSTEMS, INCORPORATED
                                      Registrant

                                        By: /s/ PATRICK WHITE
                                           -------------------------------------
                                      Patrick White
                                      Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the 6th day of August, 2004, by the following persons in the capacities indicated:

Name                       Title                  Signature


Patrick White      Chief Executive Officer,
                     President, Chief Financial   /s/ PATRICK WHITE
                     Officer, Principal           ------------------------------
                     Accounting Officer
                     and Director


Thomas Wicker      Vice President and Director     /s/ THOMAS WICKER
                                                  ------------------------------


Alan Harrison      Director                        /s/ ALAN HARRISON
                                                  ------------------------------


Timothy Ashman     Director                        /s/ TIMOTHY ASHMAN
                                                  ------------------------------

INDEX OF EXHIBITS

         The Exhibits listed below designated by an * are incorporated by reference to the filings by Document Security Systems, Incorporated under the Securities Act of 1933 or the Securities and Exchange Act of 1934, as indicated. The Exhibits listed below designated by ** have been previously filed, as part of this registration statement. All other exhibits are filed herewith.

3.1 Registrant's Certificate of Incorporation ((incorporated by reference to Exhibit to exhibit 3.1 to the Registrant's Registration Statement on Form S-18 Commission File No. 2-98684-NY) *

3.1.1 Copy of the Amendment dated October 17, 2003 to Registrant's Certificate of Incorporation, as amended (incorporated by reference to Exhibit 3.1(ii) to the Registrant's Registration Statement on Form 8A filed on April 19, 2004.*

3.2 Copy of the Registrant's By-Laws (incorporated by reference to Exhibit to exhibit 3.2 to the Registrant's Registration Statement on Form S-18 Commission File No. 2-98684-NY).*

5.       Opinion on legality from Goldstein & DiGioia LLP**
10.1 Agreement dated July 31, 1997 with Starr Securities, Inc. (incorporated by reference from Company's Form 10Q for September 30, 1997).*
10.2 Agreement dated November 7, 1996 with Charles M. LaLoggia (incorporated by reference from Company's Form 10Q for March 31, 1997).*
10.3 Agreement dated July 2, 1996 with Frank LaLoggia (incorporated by reference from Company's Form 10Q for June 30, 1996).*
10.4 Agreement dated May 12, 1997, between New Sky Communications, Inc. and Syracuse Film Productions, LLC (incorporated by reference from the Company's Form 10-K for December 31, 1997). *
10.5 Promissory Note dated March 24, 1999 from New Sky Communications, Inc. to Carl R. Reynolds (incorporated by reference form Company's Form 10K for December 31, 1999).*
10.6 Agreement dated March 22, 1999 between New Sky Communications, Inc. and Movieplace.com (incorporated by reference from Company's Form 10-K for December 31, 1999).*
10.7 Employment Agreement, dated December 5, 2001 between New Sky Communication, Inc. and E. Anthony Wilson. (incorporated by reference from Company's Form 10-KSB for December 31, 2001).*
10.8 Agreement dated December 12, 2001 between New Sky Communications, Inc. and Michael Cidoni, Stephen Morse, Cedric Herrera, Charles M. LaLoggia, Carl R. Reynolds and Paul Packer (incorporated by reference from Company's Form 10-KSB for December 31, 2001).*
10.9 Agreement dated December 12, 2001 between New Sky Communications, Inc. and Charles M. LaLoggia, Carl R. Reynolds and Paul Packer (incorporated by reference from Company's Form 10-KSB for December 31, 2001). *
10.10 Agreement dated July 31, 2002 between New Sky Communications, Inc. and Patrick White (incorporated by reference from Company's Form 8-K filed on August 8, 2002).*
10.11 Agreement dated July 31, 2002 between New Sky Communications, Inc. and Thomas M. Wicker (incorporated by reference from Company's Form 8-K filed on August 8, 2002).*
10.12 Agreement dated November 1, 2002 between New Sky Communications, Inc. and David Thomas M. Wicker, Christine Wicker, Kenneth Wicker and Michael Caton (incorporated by reference to the Registrant's Form 10-KSB for the fiscal year ended December 31, 2002). *
10.13 Employment Agreement dated November 1, 2002 between New Sky Communications, Inc. and

         David Wicker (incorporated by reference to the Registrant's Form 10-KSB for the fiscal year ended December 31, 2002). *
10.14 Form of Warrant Agreement between the Registrant and Fordham Financial Management, Inc.**
10.15 Form of Warrant Agreement between the Registrant and W.A.B. Capital for 100,000 shares.**
10.16    Form of Warrant Agreement between the Registrant and Howard Safir.
10.17 Form of Series A Warrant Agreement issued by the Registrant to participants in its private placement offering completed on December 29, 2003.**
10.18 Form of Registration Rights Agreement issued by the Registrant to participants in its private placement offering completed on December 29, 2003.**
10.19 Form of Warrant issued to IDT Venture Capital Corporation dated October 31, 2003.**
10.20 Form of Securities Purchase Agreement between Registrant and IDT Venture Capital Corporation dated as of October 31, 2003.*
10.21 Form of Consulting Agreement between Fordham Financial Management and Registrant.**
10.22 Form of Placement Agency Agreement between Fordham Financial Management and the Registrant.**
10.23 Form of Amendment No.1 to Placement Agency Agreement between Fordham Financial Management and the Registrant.*
10.24 Consulting Agreement between the Registrent and Howard Safir are the November Group dated as of July 18, 2003.*
16. Letter on change of Certifying Accountant (incorporated by reference to the Registrant's Report on Form 8-K filed on January 9. 2003 as Exhibit 99.1). *
17.1 Resignation letter of Carl R. Reynolds, dated December 3, 2001 (incorporated by reference from Company's Form 10-KSB for December 31,
         2001).*
17.2 Resignation letter of E. Anthony Wilson dated August 1, 2002 (incorporated by reference from Company's Form 8-K filed on August 8,
         2002). *
21.      Subsidiaries of the Registrant.

                  Thomas A. Wicker Enterprises, Inc.
                  Lester Levin Inc.
                  Document Security Consultants Corp.
                  Imperial Encryptions, Inc. (51% owned)

23.1 Consent of Michael Cronin CPA as certifying accountant for the Registrant's financial statements for the fiscal year ended December 31, 2002.
23.2     Consent of Goldstein & Digioia LLP contained in Exhibit 5.**
23.3 Consent of Freed Maxick & Battaglia CPA's PC as certifying accountant for the Registrant's financial statements for the fiscal year ended December 31, 2003.